Exhibit 10.8

Dated151 November2017 4D PHARMA PLC RICHARD AVISON Employment Contract

Contents ClausePage Interpretation1 Term of Appointment2 Employee Warranties3 Duties3 Place of Work4 Hours of Work4 Salary5 8Expenses5 9Bon5 Holidays5 lncapacity6 Confidential Information6 Intellectual Property7 Payment in Lieu of Notice7 Termination Without Notice8 Garden Leave9 Obligations on Termination9 Post-termination Restrictions10 Disciplinary and Grievance Procedures11 Pensions12 Data Protection12 Collective Agreements12 Reconstruction and Amalgamation12 Notices13 Entire Agreement13 Variation14 Counterparts14 Third Party Rights14 Governing Law14 Jurisdiction14

This Agreement is made the 1st November 2017 Parties 4D PHARMA PLC incorporated and registered in England and Wales with company number 08840579 whose registered office is at 9 Bond Court, Leeds LS1 2JZ (the Company) RICHARD AVISON of 7 Huyton Avenue, St. Helens, Merseyside, WA10 6LU (the Employee). Operative Provisions 1Interpretation 1.1The definitions and rules of interpretation in this clause 1 apply in this Agreement. Appointment means the employment of the Employee by the Company on the terms of this Agreement. Associated Employer has the meaning given to it in the Employment Rights Act 1996. Board means the board of directors of the Company (including any committee of the board duly appointed by it). Capacity means as agent, consultant, director, employee, owner, partner, shareholder or in any other capacity. Commencement Date means 1st November 2017. Company Polices means such policies and procedures that the Company may in in force from time to time and to include the Employee Handbook. Confidential Information means information (whether or not recorded in documentary form, or stored on any magnetic or optical disk or memory) relating to the business, products, affairs and finances of any Group Company for the time being confidential to any Group Company and trade secrets including, without limitation, technical data and know-how relating to the business of any Group Company or any of their business contacts. Employee Handbook means the Company's staff handbook as amended from time to time. Garden Leave means any period during which the Company has exercised its rights under clause 16. Group Company means the Company, its Subsidiaries or Holding Companies from time to time and any Subsidiary of any Holding Company from time to time. Incapacity means any sickness, injury or other medical disorder or condition which prevents the Employee from carrying out his duties. Intellectual Property Rights means patents, rights to Inventions, copyright and related rights, trademarks, trade names and domain names, rights in get-up, rights in goodwill or to sue for passing off, unfair competition rights, rights in designs, rights in computer software, database rights, topography rights, rights in confidential information (including know-how and trade secrets) and any other intellectual property rights, in each case whether registered or unregistered and including all applications (or rights to apply) for, and renewals or extensions of, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world. Invention means any invention, idea, discovery, development, improvement or innovation, whether or not patentable or capable of registration, and whether or not recorded in any medium. Restricted Business means any business engaged to any material extent in the 12 months before Termination in the field of live biotherapeutics (human and/or veterinary) and/or associated diagnostics for human and animal disease. Restricted Person means anyone employed by the Company or any Group Company and who could materially damage the interests of the Company or any Group Company if they were involved in any Capacity in any Restricted Business, and with whom the Employee dealt with in the 12 months before Termination in the course of his employment. Subsidiary and Holding Company means in relation to a company mean "subsidiary" and "holding company" as defined in section 1159 of the Companies Act 2006. Termination means the termination of the employment of the Employee with the Company however caused or arising. The headings in this Agreement are inserted for convenience only and shall not affect its construction. A reference to a particular law is a reference to it as it is in force for the time being taking account of any amendment, extension, or re-enactment and includes any subordinate legislation for the time being in force made under it. Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders. Unless the context otherwise requires, words in the singular include the plural and in the plural include the singular. Term of Appointment The Appointment shall commence on the Commencement Date and shall continue, subject to the remaining terms of this Agreement, until terminated by either party giving the other not less than three months' prior notice in writing. No employment with a previous employer counts towards the Employee's period of continuous employment with the Company.

The Employee consents to the transfer of his employment under this Agreement to an Associated Employer at any time during the Appointment. Employee Warranties The Employee represents and warrants to the Company that, by entering into this Agreement or performing any of his obligations under it, he will not be in breach of any court order or any express or implied terms of any contract or other obligation binding on him and undertakes to indemnify the Company against any claims, costs, damages, liabilities or expenses which the Company may incur as a result if he is in breach of any such obligations. The Employee warrants that he is entitled to work in the United Kingdom without any additional approvals and will notify the Company immediately if he ceases to be so entitled during the Appointment. Duties The Employee shall serve the Company as Group Finance Officer or such other role as the Company reasonably considers appropriate. During the Appointment the Employee shall: comply with all requirements or regulations of all regulatory authorities relevant to any Group Company and any code of practice issued by the Company (as amended from time to time) relating to dealing in the securities of the Company; comply with the requirements under both legislation and regulation as to the disclosure of inside information; comply with the anti-corruption and bribery policy and related procedures of the Company; unless prevented by Incapacity, devote the whole of his time, attention and abilities during his normal working hours to the business of the Company; faithfully and diligently exercise such powers and perform such duties as may from time to time be assigned to him by the Company together with such person or persons as the Company may appoint to act jointly with them; comply with all reasonable and lawful directions given to him by the Company; promptly make such reports to the Board in connection with the affairs of the Company or Group Company on such matters and at such times as are reasonably required; report his own wrongdoing and any wrongdoing or proposed wrongdoing of any other employee or director of the Company to the Board immediately on becoming aware of it;

use his best endeavours to promote, protect, develop and extend the business of any Group Company; and consent to the Company monitoring and recording any use that he makes of the Company's electronic communications systems for the purpose of ensuring that the Company's rules are being complied with and for legitimate business purposes. The Employee shall comply with any rules, policies and procedures set out in the Company Policies. The Employee Handbook does not form part of this Agreement and the Company may amend it at any time. To the extent that there is any conflict between the terms of this Agreement and the Employee Handbook, this Agreement shall prevail. All documents, manuals, hardware and software provided for the Employee's use by the Company, and any data or documents (including copies) produced, maintained or stored on the Company's computer systems or other electronic equipment (including mobile phones), remain the property of the Company. The Employee shall disclose to the Board all business interests other than those of the Company and shall not, without the prior written approval of the Board, be directly or indirectly involved in any Capacity with any business concern which is similar to or competitive with any business for the time being carried on by the Company or where such involvement might give rise to a potential or actual conflict of interest or conflict with any of his other obligations under this Agreement. Place of Work The Employee's normal place of work is the Company's premises at Bond Court, Leeds or such other place which the Company may reasonably require for the proper performance and exercise of his duties. The Employee agrees to travel on the Company's or any Group Company's business (both within the United Kingdom or abroad) as may be reasonably required for the proper performance of his duties under the Appointment. During the Appointment the Employee shall not be required to work outside the United Kingdom for any continuous period of more than one month. Hours of Work The Employee's normal working hours shall be 9am to 5.30pm on Mondays to Fridays, with one hour for lunch which should be taken between 12.00 noon and 2.00 pm; and such additional hours as are necessary for the proper performance of his duties. The Employee acknowledges that he shall not receive further remuneration in respect of such additional hours.

Salary The Employee shall be paid an initial salary of £60,000 per annum with a £5,000 bonus payable on completion of 12 months service and thereafter a salary of £65,000 per annum. The Employee's salary shall accrue from day to day and be payable monthly in arrears on the 28th day of each month in accordance with the Company Policies directly into the Employee's bank or building society. The Employee's salary shall be reviewed annually. The Company is under no obligation to award an increase following a salary review. There will be no review of the salary after notice has been given by either party to terminate the Appointment. The Company may deduct from the salary, or any other sums owed to the Employee, any money owed to the Company or any Group Company by the Employee. Expenses The Company shall reimburse (or procure the reimbursement of) all reasonable expenses wholly, properly and necessarily incurred by the Employee in the course of the Appointment, subject to production of VAT receipts or other appropriate evidence of payment. The Employee shall abide by the Company's policies on expenses as set out in the Employee Handbook from time to time. Any credit card supplied to the Employee by the Company shall be used only for expenses incurred by him in the course of the Appointment. Bonus The Company may in its absolute discretion pay the Employee a bonus of such amount, at such intervals and subject to such conditions as the Company may in its absolute discretion determine from time to time. Any bonus payment to the Employee shall be purely discretionary and shall not form part of the contractual remuneration of the Employee under this Agreement. If the Company makes a bonus payment to the Employee, it shall not be obliged to make subsequent bonus payments. Any bonus payment shall not be pensionable. Holidays The Employee shall be entitled to 25 days' paid holiday in each holiday year together with public holidays as laid out in the Employee Handbook and determined by the Company from time to time. The Company's holiday year runs between 1st January and 31st December. If the Appointment commences or terminates part way through a holiday year, the Employee's entitlement during that holiday year shall be calculated on a pro-rata basis.

Holiday shall be taken at such time or times as shall be approved in advance by the Employee's line manager. The Employee shall not except as provided for in the Employee Handbook, without the consent of his line manager carry forward any accrued but untaken holiday entitlement to a subsequent holiday year. The Employee shall have no entitlement to any payment in lieu of accrued but untaken holiday except on Termination. The amount of such payment in lieu shall be 1/260th of the Employee's salary for each untaken day of the entitlement under clause 10.1 for the holiday year in which Termination takes place and any untaken days carried forward from the preceding holiday year. If on Termination the Employee has taken in excess of his accrued holiday entitlement, the Company shall be entitled to recover from the Employee by way of deduction from any payments due to the Employee or otherwise one day's pay calculated at 1/260th of the Employee's for each excess day. If either party has served notice to terminate the Appointment, the Company may require the Employee to take any accrued but unused holiday entitlement during the notice period. Any accrued but unused holiday entitlement shall be deemed to be taken during any period of Garden Leave under clause 16. Incapacity Subject to the Employee's compliance with this Agreement and the Company's sickness absence procedures, the Employee shall be paid any statutory sick pay due in accordance with applicable legislation in force at the time of absence. The Employee agrees to consent to medical examinations (at the Company's expense) by a doctor nominated by the Company should the Company so require. The Employee agrees that any report produced in connection with any such examination may be disclosed to the Company and the Company may discuss the contents of the report with the relevant doctor. Confidential Information The Employee acknowledges that in the course of the Appointment he will have access to Confidential Information. The Employee has therefore agreed to accept the restrictions in this clause 12. The Employee shall not (except in the proper course of his duties), either during the Appointment or at any time after Termination, use or disclose to any person, company or other organisation whatsoever (and shall use his best endeavours to prevent the publication or disclosure of) any Confidential Information. This shall not apply to: any use or disclosure authorised by the Board or required by law or by the requirements or regulations of any applicable regulatory authority; or any information which is already in, or comes into, the public domain other than through the Employee's unauthorised disclosure; or

any protected disclosure within the meaning of section 43A of the Employment Rights Act 1996. Intellectual Property The Employee shall give the Company full written details of all Inventions and of all works embodying Intellectual Property Rights made wholly or partially by him at any time during the course of the Appointment which relate to, or are capable of being used in, the business of any Group Company. The Employee acknowledges that all Intellectual Property Rights subsisting (or which may in the future subsist) in all such Inventions and works shall automatically, on creation, vest in the Company absolutely. To the extent that they do not vest automatically, the Employee holds them on trust for the Company. The Employee agrees promptly to execute all documents and do all acts as may, in the opinion of the Company, be necessary to give effect to this clause 13.1. The Employee irrevocably waives all moral rights under the Copyright, Designs and Patents Act 1988 (and all similar rights in other jurisdictions) which he has or will have in any existing or future works referred to in clause 13.1. The Employee irrevocably appoints the Company to be his attorney to execute and do any such instrument or thing and generally to use his name for the purpose of giving the Company or its nominee the benefit of this clause 13. The Employee acknowledges in favour of a third party that a certificate in writing signed by any Director or the Secretary of the Company that any instrument or act falls within the authority conferred by this clause 13 shall be conclusive evidence that such is the case. Payment in Lieu of Notice Notwithstanding clause 2, the Company may, in its sole and absolute discretion, terminate the Appointment at any time and with immediate effect by notifying the Employee that the Company is exercising its right under this clause and that it will make within 28 days a payment in lieu of notice (Payment in Lieu) equal to the basic salary (as at the date of Termination) which the Employee would have been entitled to receive under this Agreement during the notice period referred to at clause 2 (or, if notice has already been given, during the remainder of the notice period) less income tax and National Insurance contributions. For the avoidance of doubt, the Payment in Lieu shall not include any element in relation to: any bonus or commission payments that might otherwise have been due during the period for which the Payment in Lieu is made; any payment in respect of benefits which the Employee would have been entitled to receive during the period for which the Payment in Lieu is made; and any payment in respect of any holiday entitlement that would have accrued during the period for which the Payment in Lieu is made. The Company may pay any sums due under clause 14.1 in equal monthly instalments until the date on which the notice period referred to at clause 2 would have expired if notice had been given. The Employee shall be obliged to seek alternative income during this period and to notify the Company of any income so received. The instalment payments shall then be reduced by the amount of such income. The Employee shall have no right to receive a Payment in Lieu unless the Company has exercised its discretion in clause 14.1. Notwithstanding clause 14.1 the Employee shall not be entitled to any Payment in Lieu if the Company would otherwise have been entitled to terminate the Appointment without notice in accordance with clause 15. In that case the Company shall also be entitled to recover from the Employee any Payment in Lieu (or instalments thereof) already made. Termination Without Notice The Company may also terminate the Appointment with immediate effect without notice and with no liability to make any further payment to the Employee (other than in respect of amounts accrued due at the date of Termination) if the Employee: 15.1.1 15.1.2 15.1.3 15.1.4 15.1.5 15.1.6 15.1.7 15.1.8 15.1.9 is guilty of any gross misconduct affecting the business of any Group Company; or commits any serious or repeated breach or non-observance of any of the provisions of this Agreement or refuses or neglects to comply with any reasonable and lawful directions of the Company; or is, in the reasonable opinion of the Board, negligent and incompetent in the performance of his duties; or is convicted of any criminal offence (other than an offence under any road traffic legislation in the United Kingdom or elsewhere for which a fine or non-custodial penalty is imposed) or any offence under any regulation or legislation relating to insider dealing; or is declared bankrupt or makes any arrangement with or for the benefit of their creditors or has an administration order made against them; or becomes of unsound mind (which includes lacking capacity under the Mental Capacity Act 2005), or a patient under any statute relating to mental health; or ceases to be eligible to work in the United Kingdom; or is guilty of any fraud or dishonesty or acts in any manner which in the opinion of the Board brings or is likely to bring the Employee or any Group Company into disrepute or is materially adverse to the interests of any Group Company; or is in breach of the Company's anti-corruption and bribery policy and related procedures; or

15.1.10is guilty of a serious breach of any rules issued by the Company from time to time regarding its electronic communications systems. 15.2The rights of the Company under clause 15.1 are without prejudice to any other rights that it might have at law to terminate the Appointment or to accept any breach of this Agreement by the Employee as having brought the agreement to an end. Any delay by the Company in exercising its rights to terminate shall not constitute a waiver thereof. Garden Leave Following service of notice to terminate the Appointment by either party, or if the Employee purports to terminate the Appointment in breach of contract, the Company may by written notice place the Employee on Garden Leave for the whole or part of the remainder of the Appointment. During any period of Garden Leave: 16.2.1 16.2.2 16.2.3 16.2.4 16.2.5 16.2.6 16.2.7 the Company shall be under no obligation to provide any work to the Employee and may revoke any powers the Employee holds on behalf of the Company or any Group Company; the Company may require the Employee to carry out alternative duties or to only perform such specific duties as are expressly assigned to the Employee, at such location (including the Employee's home) as the Company may decide; the Employee shall continue to receive his basic salary and all contractual benefits in the usual way and subject to the terms of any benefit arrangement; the Employee shall remain an employee of the Company and bound by the terms of this Agreement; the Employee shall ensure that the Chief Executive knows where he will be and how he can be contacted during each working day (except during any periods taken as holiday in the usual way); the Company may exclude the Employee from any premises of the Company or any Group Company; and the Company may require the Employee not to contact or deal with (or attempt to contact or deal with) any officer, employee, consultant, client, customer, supplier, agent, distributor, shareholder, adviser or other business contact of the Company or any Group Company. Obligations on Termination On Termination or, if earlier, at the start of a period of Garden Leave following the service of notice or purported Termination of the Appointment by the Employee, the Employee shall:

17.1.1 17.1.2 17.1.3 17.1.4 resign immediately without compensation from any office or trusteeship that he holds in or on behalf of any Group Company; subject to clause 17.2 if applicable, immediately deliver to the Company all documents, books, materials, records, correspondence, papers and information (on whatever media and wherever located) relating to the business or affairs of any Group Company or its business contacts, any keys, credit card and any other property of any Group Company, which is in his possession or under his control; irretrievably delete any information relating to the business of any Group Company stored on any magnetic or optical disk or memory and all matter derived from such sources which is in his possession or under his control outside the Company's premises; and provide a signed statement that he has complied fully with his obligations under this clause 17.1 together with such reasonable evidence of compliance as the Company may request. Where the Employee has been placed on Garden Leave he shall not be required by clause 17.1 to return until the end of the Garden Leave period any property provided to him as a contractual benefit for use during the Appointment. On Termination the Employee shall not be entitled to any compensation for the loss of any rights or benefits under any share option, bonus, long-term incentive plan or other profit sharing scheme operated by the Company or any Group Company in which they may participate. Post-termination Restrictions In order to protect the Confidential Information, trade secrets and business connections of the Company and each Group Company to which he has access as a result of the Appointment, the Employee covenants with the Company (for itself and as trustee and agent for each Group Company) that he shall not: 18.1.1 18.1.2 18.1.3 for 12 months after Termination in the course of any Restricted Business, offer to employ or engage or otherwise endeavour to entice away from the Company or any Group Company any Restricted Person; or for 12 months after Termination in the course of any Restricted Business, employ or engage or otherwise facilitate the employment or engagement of any Restricted Person, whether or not such person would be in breach of contract as a result of such employment or engagement; or for 12 months after Termination, be involved in any Capacity with any Restricted Business; or

18.1.4at any time after Termination, represent himself as connected with the Company or any Group Company in any Capacity, other than as a former employee, or use any registered business names or trading names associated with the Company or any Group Company. None of the restrictions in clause 18.1 shall prevent the Employee from: 18.2.1 18.2.2 holding an investment by way of shares or other securities of not more than 5% of the total issued share capital of any company, whether or not it is listed or dealt in on a recognised stock exchange; or being engaged or concerned in any business concern, provided that the duties of the Employee or work shall relate solely to services or activities of a kind with which the Employee was not concerned with to a material extent in the 12 months before Termination. The restrictions imposed on the Employee by this clause 18 apply to him acting: 18.3.1 18.3.2 directly or indirectly; and on his own behalf or on behalf of, or in conjunction with, any firm, company or person. The periods for which the restrictions in clause 18.1 apply shall be reduced by any period that the Employee spends on Garden Leave immediately before Termination. If the Employee receives an offer to be involved in a business concern in any Capacity during the Appointment, or before the expiry of the last of the covenants in this clause 18, the Employee shall give the person making the offer a copy of this clause 18. The Company and the Employee entered into the restrictions in this clause 18 having been separately legally advised. Each of the restrictions in this clause 18 is intended to be separate and severable. If any of the restrictions shall be held to be void but would be valid if part of their wording were deleted, such restriction shall apply with such deletion as may be necessary to make it valid or effective. Disciplinary and Grievance Procedures The Employee is subject to the Company's disciplinary and grievance procedures, copies of which are in the Employee Handbook. These procedures do not form part of the Employee's contract of employment. If the Employee wants to raise a grievance, he may apply in writing to his line manager in accordance with the Company's grievance procedure. If the Employee wishes to appeal against a disciplinary decision he may apply in writing in accordance with the Company's disciplinary procedure.

The Company may suspend the Employee from any or all of his duties during any period in which the Company is investigating any disciplinary matter involving the Employee or while any disciplinary procedure against the Employee is outstanding. Pensions The Company will comply with the auto enrolment legislation. The Employee will be invited to join the Company's group personal pension scheme (or such other registered pension scheme as may be set up by the Company to replace such scheme). A contracting-out certificate is not in force in respect of the Appointment. Data Protection The Employee consents to the Company or any Group Company processing data relating to the Employee for legal, personnel, administrative and management purposes and in particular to the processing of any sensitive personal data (as defined in the Data Protection Act 1998) relating to the Employee, including, as appropriate: information about the Employee's physical or mental health or condition in order to monitor sick leave and take decisions as to the Employee's fitness for work; the Employee's racial or ethnic origin or religious or similar information in order to monitor compliance with equal opportunities legislation; information relating to any criminal proceedings in which the Employee has been involved for insurance purposes and in order to comply with legal requirements and obligations to third parties; and any other sensitive data to be processed. Collective Agreements There is no collective agreement which directly affects the Appointment. Reconstruction and Amalgamation If the Appointment is terminated at any time by reason of any reconstruction or amalgamation of the Company or any Group Company, whether by winding up or otherwise, and the Employee is offered employment with any concern or undertaking involved in or resulting from the reconstruction or amalgamation on terms which (considered in their entirety) are no less favourable to any material extent than the terms of this Agreement, the Employee shall have no claim against the Company or any such undertaking arising out of or connected with the termination.

Notices A notice given to a party under this Agreement shall be in writing in the English language and signed by or on behalf of the party giving it It shall be delivered by hand or sent to the party at the address given in this Agreement or as otherwise notified in writing to the other party. Any such notice shall be deemed to have been received: if delivered by hand, at the time the notice is left at the address or given to the addressee; and in the case of pre-paid first class UK post or other next working day delivery service, at 9.00 am on the second business day after posting or at the time recorded by the delivery service. A notice shall have effect from the earlier of its actual or deemed receipt by the addressee. For the purpose of calculating deemed receipt: all references to time are to local time in the place of deemed receipt; and if deemed receipt would occur on a Saturday or Sunday or a public holiday when banks are not open for business, deemed receipt is at 9.00 am on the next business day. A notice required to be given under this Agreement shall not be validly given if sent by e mail. This clause does not apply to the service of any proceedings or other documents in any legal action. Entire Agreement This Agreement and any document referred to in it constitutes the entire agreement between the parties and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter. Each party acknowledges that in entering into this Agreement it does not rely on, and shall have no remedies in respect of, any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this Agreement Each party agrees that its only liability in respect of those representations and warranties that are set out in this Agreement (whether made innocently or negligently) shall be for breach of contract 25-4Nothing in this Agreement shall limit or exclude any liability for fraud.

Variation No variation or agreed termination of this Agreement shall be effective unless it is in writing and signed by the parties (or their authorised representatives). Counterparts This Agreement may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement. Third Party Rights Except as provided in this clause, no one other than a party to this Agreement shall have any right to enforce any of its terms. Each Group Company may in its own right enforce the provisions of clauses 12 and 18 subject to, and in accordance with, the Contracts (Rights of Third Parties) Act 1999. The parties to this Agreement may terminate or rescind this Agreement, or agree to any variation, waiver or settlement in connection with it, without the consent of any third party, whether or not it extinguishes or alters any entitlement it may have under its right to enforce any of the provisions of this Agreement. Governing Law This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales. 30Jurisdiction Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims). This Agreement has been entered into on the date stated at the beginning of this Agreement.

Executed (but not delivered until the date hereof)
as a deed by **4D pharma plc** acting by a director
in the presence of:

.... Director

Signature of witness

Name LAURENCE PAGE

Address 60 FAIRFIELD AVENUE

KNARESBOROUGH

HG5 8HT

Executed (but not delivered until the date hereof)
as a deed by **Richard Avison** in the presence of

....

....
Signature of witness

Name STEPHEN DUNBAR

Address 9 HILL BANK CLOSE

BOLTON

BL1 8BB

15

4D pharma plc

Fifth Floor
9 Bond Court
Leeds
LS1 2JZ

Tel: 0113 895 0130

www.4dpharmaplc.com

Richard Avison
7 Huyton Avenue
St Helens
Merseyside
WA10 6LU

29 August 2019

LETTER OF VARIATION No. 1

Dear Richard,

Re: SERVICE AGREEMENT DATED 1st November 2017 ("AGREEMENT")

We are pleased to confirm the following amendments from the 1st January 2019.

This letter confirms that the following two (2) sections of the Agreement are amended in accordance with Section 25 of the Agreement as follows:

Section 7 : Salary: is amended

And replaced with

Section 7 : Salary:

7.1 The Employee shall be paid an initial salary of £75,000 per annum.

All other sub-sections within Section 7 in the Agreement remain unchanged. All other terms and conditions of the Agreement remain in full force and effect.

For and on behalf of **4D PHARMA PLC**

Signed: __ _______ Date: 29 August 2019

Name : Tamar Minty Title: __________________

Registered Office: 4D pharma plc Third Floor, 9 Bond Court Leeds LS1 2JZ United Kingdom
Registered In England and Wales, Company Number 08840579

For and on behalf of Richard Avison Signed: Name : Richard Avison Date: 29/08/19 Title: Group Finance Director